EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Weststar Financial Services Corporation on Form S-4 of our report dated January 25, 2000, included in the Summary Annual Report of The Bank of Asheville for the year ended December 31, 1999 and to the use of our report dated January 25, 2000, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

Deloitte & Touche LLP
Hickory, North Carolina

February 11, 2000